Third Amendment To Lease Agreement

This Third Amendment to Lease Agreement (the "**Third Amendment**") is effective as of 4/8/2026 | 7:06 PM EDT, 2026 by and between ALIDADE DISCOVERY LAKES II, LLC, a Florida limited liability company, ("**Landlord**") and MICROVISION, INC., a Delaware corporation ("**Tenant**").

WHEREAS, Landlord's predecessor in interest, 2603 Discovery Lakes, LLC, and Tenant's predecessor in interest, Luminar Technologies, Inc. ("Luminar"), entered into that certain Lease Agreement dated February 15, 2018 as amended by that certain First Amendment to Lease Agreement dated January 13, 2020 (the "**First Amendment**"), and as amended by that certain Second Agreement to Lease Agreement dated February 25, 2021 hereinafter collectively referred to as "**Lease**", pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, that certain property known as 2603 Discovery Drive, Orlando, FL, 32826 containing an agreed upon 67,883 rentable square feet ("**Premises**").

WHEREAS, Tenant acquired Luminar's interest in the Lease as its successor-in-interest pursuant to that certain Order (i) Approving the Sale of the LIDAR Assets Free and Clear of Liens, Claims, Interests and Encumbrances, and (ii) Granting Related Relief, entered January 30, 2026 by the United States Bankruptcy Court for the Southern District of Texas in Case No. 25-90807 (CML).

WHEREAS, it is the mutual desire of the Landlord and Tenant to extend the term of the Lease an additional three (3) years.

NOW, THEREFORE, in consideration of the foregoing and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant Agree as follows:

1. The Lease Term shall be extended thirty-six (36) full calendar months commencing July 1, 2026 and expiring on June 30, 2029.

2. Commencing July 1, 2026, the Base Rent for the Premises shall be as follows:

Term	Annual Rent*	Per Month*
7/1/26 - 6/30/27	$1,240,222.41	$103,351.87
7/1/27 – 6/30/28	$1,277,429.08	$106,452.42
7/1/28 – 6/30/29	$1,315,751.95	$109,646.00

**Plus applicable state sales tax, if any, and Tenant's proportionate share of Operating Expenses.*

3. Security Deposit. Landlord and Tenant agree that, as of the date hereof, there is no Security Deposit under the Lease, and Tenant shall not be required to provide any Security Deposit in connection with this Amendment.

4. Tenant Improvements. Tenant is leasing the Premises on an AS-IS, WHERE IS basis. No promise of Landlord to alter, remodel, repair, or improve the Premises or the Building, and no representation, express or implied, respecting any matter or thing relating to the Premises or the Building or this Lease (including, without limitation, the condition thereof) have been made to Tenant by Landlord or its broker.

5. Brokerage: Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Savills representing Tenant. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Amendment. The provisions of this Section shall survive the termination of the Lease.

6. Condition of Premises. Tenant acknowledges that (a) it has been occupying and continues to occupy the Premises, (b) it is familiar with the condition of the Premises, (c) it accepts the Premises in its "as-is, where-is and with all faults" condition without improvement or allowance, and (d) Landlord has made no representation or warranty regarding the condition of the Premises or the suitability thereof for Tenant's business.

7. Tenant's Acknowledgement. As of the Effective Date, Tenant hereby acknowledges: (a) Landlord is not in default under the Lease; (b) Landlord has performed all of its obligations under the Lease and is not holding any rents or other monies payable or paid to Landlord under the Lease; (c) no event has occurred which, with the passage of time or the giving of notice or both, would constitute an event of default by Landlord under the Lease; and (d) Tenant has no current defenses or claims against Landlord or rights of offset against any rents payable to Landlord under the Lease.

8. Ratification of Lease. Except as expressly amended by this Amendment, the Lease shall remain in full force and effect in accordance with its original terms, and the Lease, as amended pursuant to this Amendment, is hereby ratified by Landlord and Tenant. In the event of inconsistencies between any term of this Amendment and any terms of the Lease, the term of this Amendment shall control.

9. Authority: Landlord and Tenant and the persons signing this Amendment on their behalf represent and warrant each to the other that they have full right and authority to execute and perform its obligations under the Lease as amended hereby, and that such persons are duly authorized to execute this Amendment on behalf of Landlord and Tenant without further consent or approval by anyone, including, but not limited to, any mortgagee. Landlord and Tenant shall deliver each to the other promptly upon request all documents reasonably requested by the other to evidence such authority.

10. Counterparts. This Amendment may be executed in counterparts, all such executed counterparts shall constitute the same Amendment, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment on the date and year first written above.

Landlord:

ALIDADE DISCOVERY LAKES II, LLC,
a Florida limited liability company

By: Signed by: Steve Faliski
BFDB2007C87D48C...
Steven J. Faliski
Its: Authorized Signatory

Tenant:

MICROVISION, INC.,
a Delaware corporation

By: Signed by: Drew G. Markham
8D3E388472994SC...

Its: SVP, General Counsel